February 12, 2025
Sezzle to Announce Fourth Quarter 2024 Results and Participate in Upcoming Investor Conferences

Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, will release its fourth quarter 2024 results after the market close on February 25, 2025. The Company will host a conference call at 5:00pm ET that same day.

Participants can register for the conference call by navigating to:
https://dpregister.com/sreg/10196962/fe834c8562

Please note that registered participants will receive their dial-in number and webcast link upon registration.

Investors are encouraged to submit any questions in advance of the call by emailing them to: investorrelations@sezzle.com.

Conference Participation
Sezzle Management will participate in the following investor conferences:
•    February 26, 2025: Oppenheimer 10th Annual Emerging Growth Conference.
•    March 11, 2025: Wolfe FinTech Forum 2025.

The Company’s latest Investor Presentation will be available on its Investor Relations page ahead of the conferences.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Contact Information

Lee Brading, CFA Investor Relations +1 651 240 6001 InvestorRelations@sezzle.com	Erin Foran Media Enquiries +1 651 403 2184 Erin.Foran@sezzle.com

About Sezzle Inc.
Sezzle is a forward-thinking fintech company committed to financially empowering the next generation. Through its purpose-driven payment platform, Sezzle enhances consumers' purchasing power by offering access to point-of-sale financing options and digital payment services—connecting millions of customers with its global network of merchants. Centered on transparency, inclusivity, and ease of use, Sezzle empowers consumers to manage spending responsibly, take charge of their finances, and achieve lasting financial independence.

For more information visit sezzle.com.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

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